Exhibit 99.1

ON24 Announces Fourth Quarter and Full Year 2023 Financial Results

•Launched next generation ON24 Intelligent Engagement Platform and AI-Powered ACE
•Ended 2023 with Core Platform ARR of $136.2 Million; Core Platform ARR performance for Q4 sequentially close to break-even
•Q4 improvement in key metrics; Exceeded profitability targets for third quarter in a row
SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF), an intelligent engagement platform for B2B sales and marketing, today announced financial results for the fourth quarter and full year ended December 31, 2023.
“In Q4, we were pleased to deliver an improvement in sequential Core Platform ARR performance, which was approximately flat sequentially, and to beat our profitability targets, achieving positive non-GAAP EPS and positive adjusted EBITDA,” said Sharat Sharan, co-founder and CEO of ON24. “We saw improvements in key metrics, including gross retention, which was the highest it has been in the last three years, and new business acquisition, which was the highest it has been in the last six quarters. We are encouraged by these signs of stability in our customer base, especially in a macroenvironment where our customers remain cautious about their marketing investments and their budgets remain under pressure. As we look ahead to 2024, I am excited to build upon the progress we made in 2023 and we will continue to focus on improving retention, while bringing the next generation of our platform and its significant AI innovations to market. In short, we will continue to control what we can control while setting the business up for our long-term goal of generating double-digit top-line growth with double-digit EBITDA margins.”
Fourth Quarter 2023 Financial Highlights
•Revenue:
◦Revenue from our Core Platform, including services, was $38.3 million.
◦Total revenue was $39.3 million.
•ARR:
◦Core Platform ARR of $136.2 million as of December 31, 2023.
◦Total ARR of $139.7 million as of December 31, 2023.
•GAAP Operating Loss was $12.2 million, compared to GAAP operating loss of $13.6 million in the fourth quarter of 2022.
•Non-GAAP Operating Income was $0.2 million, compared to non-GAAP operating loss of $3.5 million in the fourth quarter of 2022.
•GAAP Net Loss was $9.9 million, or $(0.24) per diluted share, compared to GAAP net loss of $12.1 million, or $(0.25) per diluted share in the fourth quarter of 2022.
•Non-GAAP Net Income was $2.6 million, or $0.06 per diluted share, compared to a non-GAAP net loss of $2.0 million, or $(0.04) per diluted share in the fourth quarter of 2022.
•Adjusted EBITDA was $1.4 million.
•Cash Flow: Net cash used in operating activities was $0.9 million, compared to $7.6 million used in operating activities in the fourth quarter of 2022. Free cash flow was negative $2.0 million for the quarter, compared to negative $8.9 million in the fourth quarter of 2022.
•Cash, Cash Equivalents and Marketable Securities totaled $198.7 million as of December 31, 2023.

Full Year 2023 Financial Highlights
•Revenue:
◦Revenue from our Core Platform, including services, was $158.1 million.
◦Total revenue was $163.7 million.
•GAAP Operating Loss was $62.0 million, compared to GAAP operating loss of $59.6 million in 2022.
•Non-GAAP Operating Loss was $5.9 million, compared to non-GAAP operating loss of $18.9 million in 2022.
•GAAP Net Loss was $51.8 million, or $(1.16) per diluted share, compared to GAAP net loss of $58.2 million, or $(1.23) per diluted share in 2022.
•Non-GAAP Net Income was $4.3 million, or $0.09 per diluted share, compared to non-GAAP net loss of $17.6 million, or $(0.37) per diluted share in 2022.
•Adjusted EBITDA was negative $1.0 million.
•Cash Flow: Net cash used in operating activities was $12.2 million, compared to $20.5 million used in operating activities in 2022. Free cash flow was negative $14.4 million for the year, compared to negative $24.2 million in 2022.
For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.
Full Year 2023 Customer Metrics
As of December 31, 2023:
•Multi-Year Contracts: 49% of total ARR comprises multi-year contracts
•Multi-Product Customers: 37% of customers using two or more products
Recent Business Highlights:
•Launched next generation ON24 Intelligent Engagement Platform and AI-powered ACE to thousands of customers and prospects at global launch event, ON24 Next on Jan. 24th.
•Swept TrustRadius “Best of Awards” based on customer reviews in 2023 which named ON24 a leader in platform capabilities, global support and sales and marketing results.
•Named a Leader in 2023-2024 IDC MarketScape for Virtual Events Applications recognizing strengths in AI innovation, data, integrations and actions that drive engagement and revenue.

Financial Outlook
For the first quarter of 2024, ON24 expects:
•Core Platform Revenue, including services, to be in the range of $35.6 million to $36.6 million.
•Total revenue of $36.5 million to $37.5 million.
•Non-GAAP operating loss of $2.7 million to $1.7 million.
•Non-GAAP net loss per share of $(0.02) to Non-GAAP net income per share of $0.00 using approximately 41.2 million basic and diluted shares outstanding and 45.7 million diluted shares outstanding, respectively.
◦Restructuring charge of $0.6 million to $0.9 million, excluded from the Non-GAAP amounts above.
For the full year 2024, ON24 expects:
•Core Platform Revenue, including services, to be in the range of $139.5 million to $143.5 million.
•Total revenue of $143 million to $147 million.
•Non-GAAP operating loss of $5.5 million to $3.5 million.
•Non-GAAP net income per share of $0.02 to $0.05 per share using approximately 47.6 million diluted shares outstanding.
Conference Call Information
ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing 877-497-9071 or +1-201-689-8727.
A webcast and management’s prepared remarks for today’s call will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.
Definitions of Certain Key Business Metrics
Core Platform: The ON24 Core Platform products include:
ON24 Elite: live, interactive webinar experience that engages prospective customers in real-time and can be made available in an on-demand format.
ON24 Breakouts: live breakout room experience that facilitates networking, collaboration and interactivity between users.
ON24 Forums: live, interactive experience that facilitates video-to-video interaction between presenters and audiences.
ON24 Go Live: live, interactive video event experience that enables presenters and attendees to engage face-to-face in real-time and can also be made available in an on-demand format.
ON24 Engagement Hub: always-on, rich multimedia content experience that prospective customers can engage anytime, anywhere.
ON24 Target: personalize and curate, rich landing page experience that engages specific segments of prospective customers to drive desired action.
ON24 AI-powered ACE: the next generation AI-powered analytics and content engine.
Annual Recurring Revenue (“ARR”): ARR is calculated as the sum of the annualized value of our subscription contracts as of the measurement date, including existing customers with expired contracts that we expect to be renewed. Our ARR amounts exclude professional services, overages from subscription customers and Legacy revenue.

Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States, or “GAAP”, we consider our non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flow in evaluating our operating performance. We define non-GAAP operating income (loss) as net income (loss) excluding, interest expense, other (income) expense, net, income tax, stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, charges for underutilized real estate, and certain other costs. We define non-GAAP net income (loss) as net income (loss) excluding stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, charges for underutilized real estate, and certain other costs. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.
We use non-GAAP operating income (loss) and non-GAAP net income (loss) to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss) and non-GAAP net income (loss) may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.
However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.
We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.
Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the execution of our capital return program, the size of our market opportunity, the success of our new products and capabilities, including our new Intelligent Engagement Platform and AI-Powered ACE, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to attract new customers and expand sales to existing customers, decline in our growth rate; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition and technological development in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise achieve our growth; the impact of macroenvironment on our customers’ marketing investments and their budgets; the resumption of in-person marketing activities on our customer growth rate; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.

About ON24
ON24 is on a mission to help businesses bring their go-to-market strategy into the AI era and drive cost-effective revenue growth. Through its leading intelligent engagement platform, ON24 enables customers to combine best-in-class experiences with personalization and content, to capture and act on connected insights at scale.
ON24 provides industry-leading companies, including 3 of the 5 largest global technology companies, 3 of the 5 top global asset management firms, 3 of the 5 largest global healthcare companies and 3 of the 5 largest global industrial companies, with a valuable source of first-party data to drive sales and marketing innovation, improve efficiency and increase business results. Headquartered in San Francisco, ON24 has offices globally in North America, EMEA and APAC. For more information, visit www.ON24.com.

© 2024 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.

ON24, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$53,209	$26,996
Marketable securities	145,497	301,125
Accounts receivable, net	37,939	43,757
Deferred contract acquisition costs, current	12,428	13,136
Prepaid expenses and other current assets	4,714	6,281
Total current assets	253,787	391,295
Property and equipment, net	5,371	7,212
Operating right-of-use assets	2,981	5,606
Intangible asset, net	1,305	1,979
Deferred contract acquisition costs, non-current	15,756	17,773
Other long-term assets	1,102	1,608
Total assets	$280,302	$425,473
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,914	$4,611
Accrued and other current liabilities	16,907	18,465
Deferred revenue	74,358	83,453
Finance lease liabilities, current	127	1,554
Operating lease liabilities, current	2,779	2,648
Total current liabilities	96,085	110,731
Operating lease liabilities, non-current	2,483	5,040
Other long-term liabilities	1,517	1,741
Total liabilities	100,085	117,512
Stockholders’ equity
Common stock	4	5
Additional paid-in capital	485,291	562,555
Accumulated deficit	(305,513)	(253,727)
Accumulated other comprehensive income (loss)	435	(872)
Total stockholders’ equity	180,217	307,961
Total liabilities and stockholders’ equity	$280,302	$425,473

ON24, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue:
Subscription and other platform	$35,752	$42,029	$149,882	$171,841
Professional services	3,585	4,538	13,826	19,031
Total revenue	39,337	46,567	163,708	190,872
Cost of revenue:
Subscription and other platform(1)(4)	7,406	9,561	34,751	39,241
Professional services(1)(4)	2,604	3,677	11,512	13,544
Total cost of revenue	10,010	13,238	46,263	52,785
Gross profit	29,327	33,329	117,445	138,087
Operating expenses:
Sales and marketing(1)(4)	20,645	25,003	89,200	109,599
Research and development(1)(2)(4)	9,363	11,186	41,122	44,102
General and administrative(1)(3)(4)	11,541	10,770	49,124	43,969
Total operating expenses	41,549	46,959	179,446	197,670
Loss from operations	(12,222)	(13,630)	(62,001)	(59,583)
Interest expense	13	36	93	181
Other income, net	(2,820)	(2,331)	(11,303)	(2,514)
Loss before provision for income taxes	(9,415)	(11,335)	(50,791)	(57,250)
Provision for income taxes	460	795	995	958
Net loss	(9,875)	(12,130)	(51,786)	(58,208)
Net loss per share:
Basic and diluted	$(0.24)	$(0.25)	$(1.16)	$(1.23)
Weighted-average shares used in computing net loss per share:
Basic and diluted	41,646,792	47,996,905	44,644,792	47,486,225
(1)Includes stock-based compensation as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cost of revenue
Subscription and other platform	$682	$835	$2,814	$3,375
Professional services	126	171	545	676
Total cost of revenue	808	1,006	3,359	4,051
Sales and marketing	3,669	3,318	13,974	14,304
Research and development	2,410	2,033	9,126	7,958
General and administrative	4,839	3,078	18,558	12,230
Total stock-based compensation expense	$11,726	$9,435	$45,017	$38,543

(2)Research and development expense includes amortization of acquired intangible asset of $139 thousand and $558 thousand for the three and twelve months ended December 31, 2023, respectively, and $149 thousand and $434 thousand for the three and twelve months ended December 31, 2022, in connection with the Vibbio acquisition in April 2022.
(3)General and administrative expense for the three and twelve months ended December 31, 2023 includes fees related to shareholder activism of nil and $2,656 thousand, respectively.
(4)The results of operations for the three and twelve months ended December 31, 2023 includes restructuring costs, which primarily represent severance and related expense due to restructuring activities, and impairment charges on our headquarters lease, as follows:

	Three Months Ended December 31, 2023			Twelve months Ended December 31, 2023
	Severance and related Charges	Lease Impairment Charge	Total	Severance and related Charges	Lease Impairment Charge	Total
Cost of revenue
Subscription and other platform	$81	$—	$81	$2,215	$108	$2,323
Professional services	6	—	6	149	119	268
Total cost of revenue	87	—	87	2,364	227	2,591
Sales and marketing	288	—	288	2,246	256	2,502
Research and development	110	—	110	1,397	569	1,966
General and administrative	88	—	88	391	409	800
Total restructuring costs	$573	$—	$573	$6,398	$1,461	$7,859

The results of operations for the three and twelve months ended December 31, 2022 includes restructuring costs, which primarily represent severance and related expense due to restructuring activities.

	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2022
	Severance and related charges
Cost of revenue
Subscription and other platform	$—	$363
Professional services	—	27
Total cost of revenue	—	390
Sales and marketing	564	1,146
Research and development	25	86
General and administrative	—	37
Total restructuring costs	$589	$1,659

ON24, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(9,875)	$(12,130)	$(51,786)	$(58,208)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,319	1,463	5,360	5,416
Stock-based compensation expense	11,726	9,435	45,017	38,543
Amortization of deferred contract acquisition cost	3,968	3,815	15,589	15,665
Provision for allowance for doubtful accounts and billing reserves	699	715	3,059	1,918
Non-cash lease expense	371	487	1,710	1,962
Accretion of marketable securities	(1,863)	(1,125)	(7,716)	(1,242)
Lease impairment charge	—	—	1,461	—
Other	38	56	244	159
Change in operating assets and liabilities:
Accounts receivable	(12,753)	(13,259)	2,759	482
Deferred contract acquisition cost	(4,183)	(3,726)	(12,864)	(13,766)
Prepaid expenses and other assets	2,104	2,303	2,061	2,298
Accounts payable	(769)	1,270	(2,897)	1,533
Accrued liabilities	1,038	1,399	(1,999)	30
Deferred revenue	7,755	2,424	(9,095)	(12,807)
Other liabilities	(434)	(695)	(3,105)	(2,444)
Net cash used in operating activities	(859)	(7,568)	(12,202)	(20,461)
Cash flows from investing activities:
Purchase of property and equipment	(1,107)	(1,297)	(2,183)	(3,697)
Acquisition, net of cash acquired	—	—	—	(2,495)
Purchase of marketable securities	(43,706)	(86,095)	(276,210)	(297,405)
Proceeds from maturities of marketable securities	103,503	72,407	422,969	194,372
Proceeds from sale of marketable securities	—	20,244	17,739	20,244
Net cash provided by (used in) investing activities	58,690	5,259	162,315	(88,981)
Cash flows from financing activities:
Proceeds from exercise of stock options	81	318	1,422	2,785
Proceeds from issuance of common stock under ESPP	462	749	1,008	1,582
Payment of tax withholding obligations related to net share settlements on equity awards	—	—	—	(1,756)
Payment for repurchase of common stock	(15,330)	(7,319)	(74,569)	(29,127)
Payment of cash dividend	—	—	(49,872)	—
Repayment of equipment loans and borrowings	(49)	(69)	(236)	(270)
Repayment of finance lease obligations	(218)	(433)	(1,533)	(1,832)
Acquisition holdback payment	(403)	—	(403)	—
Net cash used in financing activities	(15,457)	(6,754)	(124,183)	(28,618)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	35	(301)	199	186
Net increase (decrease) in cash, cash equivalents and restricted cash	42,409	(9,364)	26,129	(137,874)
Cash, cash equivalents and restricted cash, beginning of period	10,889	36,533	27,169	165,043
Cash, cash equivalents and restricted cash, end of period	$53,298	$27,169	$53,298	$27,169

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of gross profit and gross margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP gross profit	$29,327	$33,329	$117,445	$138,087
Add:
Stock-based compensation	808	1,006	3,359	4,051
Restructuring costs	87	—	2,364	390
Impairment charge	—	—	227	—
Non-GAAP gross profit	$30,222	$34,335	$123,395	$142,528
GAAP gross margin	75%	72%	72%	72%
Non-GAAP gross margin	77%	74%	75%	75%

Reconciliation of operating expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP sales and marketing	$20,645	$25,003	$89,200	$109,599
Less:
Stock-based compensation	(3,669)	(3,318)	(13,974)	(14,304)
Restructuring costs	(288)	(564)	(2,246)	(1,146)
Impairment charge	—	—	(256)	—
Non-GAAP sales and marketing	$16,688	$21,121	$72,724	$94,149

GAAP research and development	$9,363	$11,186	$41,122	$44,102
Less:
Stock-based compensation	(2,410)	(2,033)	(9,126)	(7,958)
Restructuring costs	(110)	(25)	(1,397)	(86)
Impairment charge	—	—	(569)	—
Amortization of acquired intangible asset	(139)	(149)	(558)	(434)
Non-GAAP research and development	$6,704	$8,979	$29,472	$35,624

GAAP general and administrative	$11,541	$10,770	$49,124	$43,969
Less:
Stock-based compensation	(4,839)	(3,078)	(18,558)	(12,230)
Restructuring costs	(88)	—	(391)	(37)
Impairment charge	—	—	(409)	—
Fees related to shareholder activism	—	—	(2,656)	—
Non-GAAP general and administrative	$6,614	$7,692	$27,110	$31,702

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of net loss to non-GAAP operating income (loss)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(9,875)	$(12,130)	$(51,786)	$(58,208)
Add:
Interest expense	13	36	93	181
Other (income) expense, net	(2,820)	(2,331)	(11,303)	(2,514)
Provision for income taxes	460	795	995	958
Stock-based compensation	11,726	9,435	45,017	38,543
Amortization of acquired intangible asset	139	149	558	434
Restructuring costs	573	589	6,398	1,659
Impairment charge	—	—	1,461	—
Fees related to shareholder activism	—	—	2,656	—
Non-GAAP operating income (loss)	$216	$(3,457)	$(5,911)	$(18,947)

Reconciliation of net loss to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(9,875)	$(12,130)	$(51,786)	$(58,208)
Add:
Interest expense	13	36	93	181
Other (income) expense, net	(2,820)	(2,331)	(11,303)	(2,514)
Provision for income taxes	460	795	995	958
Depreciation and amortization	1,180	1,314	4,802	4,982
Amortization of acquired intangible asset	139	149	558	434
Amortization of cloud implementation costs	38	38	149	138
Stock-based compensation	11,726	9,435	45,017	38,543
Restructuring costs	573	589	6,398	1,659
Impairment charge	—	—	1,461	—
Fees related to shareholder activism	—	—	2,656	—
Adjusted EBITDA	$1,434	$(2,105)	$(960)	$(13,827)

Reconciliation of net loss to non-GAAP net income (loss)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(9,875)	$(12,130)	$(51,786)	$(58,208)
Add:
Stock-based compensation	11,726	9,435	45,017	38,543
Amortization of acquired intangible asset	139	149	558	434
Restructuring costs	573	589	6,398	1,659
Impairment charge	—	—	1,461	—
Fees related to shareholder activism	—	—	2,656	—
Non-GAAP net income (loss)	$2,563	$(1,957)	$4,304	$(17,572)

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP basic and diluted net income (loss) per share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP basic and diluted net loss per share:
Net loss	$(9,875)	$(12,130)	$(51,786)	$(58,208)
Weighted average common stock outstanding, basic and diluted	41,646,792	47,996,905	44,644,792	47,486,225
Net loss per share, basic and diluted	$(0.24)	$(0.25)	$(1.16)	$(1.23)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Non-GAAP basic and diluted net income (loss) per share:
Net loss	$(9,875)	$(12,130)	$(51,786)	$(58,208)
Add:
Stock-based compensation	11,726	9,435	45,017	38,543
Amortization of acquired intangible asset	139	149	558	434
Restructuring costs	573	589	6,398	1,659
Impairment charge	—	—	1,461	—
Fees related to shareholder activism	—	—	2,656	—
Non-GAAP net income (loss)	$2,563	$(1,957)	$4,304	$(17,572)
Non-GAAP weighted-average common stock outstanding
Basic	41,646,792	47,996,905	44,644,792	47,486,225
Diluted	46,002,784	47,996,905	49,131,426	47,486,225
Non-GAAP net income (loss) per share of common stock:
Basic	$0.06	$(0.04)	$0.10	$(0.37)
Diluted	$0.06	$(0.04)	$0.09	$(0.37)

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands)
(Unaudited)

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash used in operating activities:	$(859)	$(7,568)	$(12,202)	$(20,461)
Less: Purchases of property and equipment	(1,107)	(1,297)	(2,183)	(3,697)
Free cash flow	$(1,966)	$(8,865)	$(14,385)	$(24,158)

ON24, INC.
Revenue
(in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Core Platform
Subscription and other platform	$34,907	$39,952	$145,223	$160,772
Professional services	3,377	4,223	12,876	17,029
Total core platform revenue	$38,284	$44,175	$158,099	$177,801

Virtual Conference
Subscription and other platform	$845	$2,077	$4,659	$11,069
Professional services	208	315	950	2,002
Total virtual conference revenue	$1,053	$2,392	$5,609	$13,071

Revenue
Subscription and other platform	$35,752	$42,029	$149,882	$171,841
Professional services	3,585	4,538	13,826	19,031
Total revenue	$39,337	$46,567	$163,708	$190,872

Contacts
Media Contact:
Tessa Barron
press@on24.com

Investor Contact:
Lauren Sloane, The Blueshirt Group for ON24
investorrelations@on24.com